EXHIBIT 99.1

FOR IMMEDIATE RELEASE
November 1, 2017

Novanta Announces Financial Results
for the Third Quarter 2017

•	Third Quarter 2017 GAAP Revenue of $146.3 million, up 50% year over year
•	Third Quarter 2017 GAAP Net Income of $7.5 million
•	Third Quarter 2017 GAAP Diluted Earnings (Loss) Per Share of ($0.00)
•	Third Quarter 2017 Adjusted Diluted Earnings Per Share of $0.45
•	Third Quarter 2017 Adjusted EBITDA of $30.1 million
•	Raising Full Year 2017 GAAP Revenue and Adjusted Diluted EPS Guidance

BEDFORD, Mass., November 1, 2017 -- Novanta Inc. (NASDAQ: NOVT) (the "Company" or "Novanta"), a trusted technology partner to medical and advanced technology equipment manufacturers, today reported financial results for the third quarter 2017.

Financial Highlights	Three Months Ended
(In millions, except per share amounts)	September 29,	September 30,
	2017	2016
GAAP
Revenue	$146.3	$97.8
Operating Income from Continuing Operations	$12.3	$11.0
Net Income Attributable to Novanta Inc.	$7.5	$7.5
Diluted EPS from Continuing Operations	$(0.00)	$0.21
Non-GAAP*
Adjusted Operating Income from Continuing Operations	$25.8	$14.7
Adjusted Diluted EPS	$0.45	$0.29
Adjusted EBITDA	$30.1	$17.8

*Reconciliations of GAAP to non-GAAP financial measures, as well as definitions for the non-GAAP financial measures in this press release and the reasons for their use, are presented below.

Third Quarter

“Following another record quarter, with double-digit revenue and profit growth, we are well positioned to finish 2017 strongly and continue our momentum into 2018,” said Matthijs Glastra, Chief Executive Officer of Novanta Inc. “The WOM and Laser Quantum acquisitions are exceeding our expectations, their integration into Novanta is on track and both businesses are already making a significant contribution to our results, financially and strategically.  Our progress in 2017 gives us confidence to reach our 2020 strategic and financial goals. I am proud of our team of dedicated employees and the culture we have created, and I continue to feel excited about our future.”

During the third quarter of 2017, Novanta generated GAAP revenue of $146.3 million, an increase of $48.5 million, or 49.5%, versus the third quarter of 2016. The net effect of the Company’s acquisition activities resulted in an increase in revenue of $40.8 million, or 41.7%, compared to the third quarter of

2016.  Foreign currency exchange rates adversely impacted our revenue by $0.3 million, or 0.3%, during the three months ended September 29, 2017.  Our Organic Revenue Growth, which excludes the net impact of acquisitions and foreign currency exchange rates, increased 8.1%, versus the third quarter of 2016 (see “Organic Revenue Growth” in the non-GAAP reconciliation below).

In the third quarter of 2017, GAAP operating income from continuing operations was $12.3 million, compared to $11.0 million in the third quarter of 2016. GAAP net income attributable to Novanta Inc. was $7.5 million in the third quarter of 2017, compared to $7.5 million in the third quarter of 2016.  GAAP diluted earnings (loss) per share (“EPS”) from continuing operations was $(0.00) in the third quarter of 2017, compared to $0.21 in the third quarter of 2016.

In the third quarter of 2017, the Company increased the carrying amount of the redeemable noncontrolling interest in Laser Quantum by $7.6 million to reflect the estimated redemption value as of September 29, 2017. This nontaxable adjustment was recognized in retained earnings instead of net income, but resulted in a net ($0.22) reduction in earnings per share under U.S. GAAP accounting rules.  Adjusted Diluted EPS was $0.45 in the third quarter of 2017, compared to $0.29 in the third quarter of 2016.  The Company ended the third quarter of 2017 with 34.8 million weighted average shares outstanding.  Adjusted EBITDA was $30.1 million in the third quarter of 2017, compared to $17.8 million in the third quarter of 2016.

Operating cash flow from continuing operations for the third quarter of 2017 was $11.8 million, compared to $10.9 million for the third quarter of 2016. The Company completed the third quarter of 2017 with approximately $243.3 million of total debt, and $154.5 million of Net Debt, as defined in the non-GAAP reconciliation below.

Financial Outlook

“Given the financial results of our business, we are again raising our full year 2017 outlook for revenue, Adjusted Diluted EPS, and Adjusted EBITDA,” said Matthijs Glastra.

For the full year of 2017, the Company expects GAAP revenue of approximately $518 million to $522 million.  The Company expects Adjusted Diluted EPS to be in the range of $1.54 to $1.58, and Adjusted EBITDA to be approximately $103 million to $105 million.  The Company’s Adjusted Diluted EPS and EBITDA guidance assumes no significant foreign exchange gains or losses.

Novanta provides earnings guidance on a non-GAAP basis and does not provide earnings guidance on a GAAP basis, with the exception of GAAP revenue guidance.  A reconciliation of the Company’s forward-looking Adjusted EBITDA and Adjusted EPS guidance to the most directly comparable GAAP financial measures is not provided because of the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including adjustments that could be made for noncontrolling interest redemption value adjustments; significant discrete income tax expenses (benefits); divestiture related expenses; acquisition-related expenses; impact of purchase price allocations for recently completed acquisitions; gains and losses from sale of real estate assets; costs related to product line closures; future changes in the fair value of contingent considerations; intangible asset impairment charges and related asset write-offs; future restructuring expenses; foreign exchange gains/(losses) on proceeds from divestitures; benefits or expenses associated with the completion of tax audits; and other charges reflected in our reconciliation of historical non-GAAP financial measures, the amounts of which, based on past experience, could be material. For additional information regarding Novanta’s non-GAAP financial measures, see “Use of Non-GAAP Financial Measures” below.

Conference Call Information

The Company will host a conference call on Wednesday, November 1, 2017 at 5:00 p.m. ET to discuss these results. Matthijs Glastra, Chief Executive Officer, and Robert Buckley, Chief Financial Officer, will host the conference call.

To access the call, please dial (877) 482-5124 prior to the scheduled conference call time. The conference ID number is 61106212. Alternatively, the conference call can be accessed online via a live webcast at https://engage.vevent.com/rt/novantacorporationao~61106212.

A playback of this conference call will be available beginning 8:00 p.m. ET, Wednesday, November 1, 2017. The playback phone number is (855) 859-2056 or (404) 537-3406 and the code number is 61106212. The playback will remain available until 11:00 p.m. ET, Wednesday, November 22, 2017.

A replay of the audio webcast will be available approximately three hours after the conclusion of the call on the Investor Relations section of the Company's website at www.novanta.com.

Use of Non-GAAP Financial Measures

The non-GAAP financial measures used in this press release are Organic Revenue Growth, Adjusted Gross Profit, Adjusted Gross Profit Margin, Adjusted Operating Income from Continuing Operations, Adjusted Operating Margin, Adjusted Income from Continuing Operations before Income Taxes, Non-GAAP Income Tax Provision (Benefit) and Effective Tax Rate, Adjusted Net Income Attributable to Novanta Inc., net of tax, Adjusted Diluted EPS, Adjusted EBITDA, Adjusted EBITDA Margin, and Net Debt.

The Company believes that these non-GAAP financial measures provide useful and supplementary information to investors regarding the operating performance of the Company. It is management’s belief that these non-GAAP financial measures would be particularly useful to investors because of the significant changes that have occurred outside of the Company’s day-to-day business in accordance with the execution of the Company’s strategy. This strategy includes streamlining the Company’s existing operations through site and functional consolidations, strategic divestitures and product line closures, expanding the Company’s business through significant internal investments, and broadening the Company’s product and service offerings through acquisition of innovative and complementary technologies and solutions. The financial impact of certain elements of these activities, particularly acquisitions, divestitures, and site and functional restructurings, is often large relative to the Company’s overall financial performance and can adversely affect the comparability of its operating results and investors’ ability to analyze the business from period to period.

The Company’s Adjusted EBITDA and Organic Revenue Growth are used by management to evaluate operating performance, communicate financial results to the Board of Directors, benchmark results against historical performance and the performance of peers, and evaluate investment opportunities including acquisitions and divestitures. In addition, Adjusted EBITDA and Organic Revenue Growth are used to determine bonus payments for senior management and employees. The Company also uses Adjusted Diluted EPS as a measurement for performance shares issued to certain executives. Accordingly, the Company believes that these non-GAAP measures provide greater transparency and insight into management’s method of analysis.

Non-GAAP financial measures should not be considered as substitutes for, or superior to, measures of financial performance prepared in accordance with GAAP. They are limited in value because they exclude charges that have a material effect on the Company’s reported results and, therefore, should not be relied upon as the sole financial measures to evaluate the Company’s financial results. The non-GAAP financial measures are meant to supplement, and to be viewed in conjunction with, GAAP financial measures. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in the tables accompanying this press release.

Safe Harbor and Forward-Looking Information

Certain statements in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and are based on current expectations and assumptions that are subject to risks and uncertainties. All statements contained in this news release that do not relate to matters of historical fact should be considered forward-looking statements, and are generally identified by words such as “expect,” “intend,” “anticipate,” “estimate,” “believe,” “future,” “could,” “should,” “plan,” “aim,” and other similar expressions. These forward-looking statements include, but are not limited to, statements regarding reaching our 2020 strategic and financial goals; executing our strategy; continuing momentum into 2018; anticipated financial performance, including our updated financial outlook for the full year 2017; and other statements that are not historical facts.

These forward-looking statements are neither promises nor guarantees, but involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including, but not limited to, the following: economic and political conditions and the effects of these conditions on our customers’ businesses and level of business activity; our significant dependence upon our customers’ capital expenditures, which are subject to cyclical market fluctuations; our dependence upon our ability to respond to fluctuations in product demand; our ability to continually innovate and successfully commercialize our innovations; failure to introduce new products in a timely manner; customer order timing and other similar factors beyond our control; disruptions or breaches in security of our information technology systems; changes in interest rates, credit ratings or foreign currency exchange rates; risks associated with our operations in foreign countries; risks associated with increased outsourcing of components manufacturing; our failure to comply with local import and export regulations in the jurisdictions in which we operate; negative effects on global economic conditions, financial markets and our business as a result of the United Kingdom’s impending withdrawal from the European Union and the 2016 U.S. presidential election; our reliance on third party distribution channels; violations of our intellectual property rights and our ability to protect our intellectual property against infringement by third parties; risk of losing our competitive advantage; our failure to successfully integrate recent and future acquisitions into our businesses; our ability to attract and retain key personnel; our restructuring and realignment activities and disruptions to our operations as a result of consolidation of our operations; product defects or problems integrating our products with other vendors’ products; disruptions in the supply of certain key components or other goods from our suppliers; production difficulties and product delivery delays or disruptions; our compliance, or our failure to comply, with various federal, state and foreign regulations including rules and regulations issued by the U.S. Food and Drug Administration and similar international agencies; changes in governmental regulation of our businesses or products; effects of conflict minerals regulations; our failure to comply with environmental regulations; our failure to implement new information technology systems and software successfully; our failure to realize the full value of our intangible assets; our exposure to the credit risk of some of our customers and in weakened markets; our reliance on third party distribution channels; changes in tax laws, and fluctuations in our effective tax rates; being subject to U.S. federal income taxation even though we are a non-U.S. corporation; any need for additional capital to adequately respond to business challenges or opportunities and repay or refinance our existing indebtedness, which may not be available on acceptable terms or at all; volatility in the market price for our common shares; our ability to access cash and other assets of our subsidiaries; the influence over our business of certain significant shareholders; provisions of our articles of incorporation may delay or prevent a change in control; our significant existing indebtedness limiting our ability to engage in certain activities; and our failure to maintain appropriate internal controls in the future.

Other important risk factors that could affect the outcome of the events set forth in these statements and that could affect the Company’s operating results and financial condition are discussed in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, our subsequent filings with the Securities and Exchange Commission (“SEC”), and in our future filings with the SEC. Such statements are based on the Company’s beliefs and assumptions and on information currently available to the Company. The Company disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this document except as required by law.

About Novanta

Novanta is a leading global supplier of core technology solutions that give healthcare and advanced industrial original equipment manufacturers (“OEMs”) a competitive advantage. We combine deep proprietary technology expertise in photonics, vision, and precision motion with a proven ability to solve complex technical challenges. This enables Novanta to engineer core components and sub-systems that deliver extreme precision and performance, tailored to our customers' demanding applications. The driving force behind our growth is the team of innovative professionals who share a commitment to innovation and customer success. Novanta's common shares are quoted on NASDAQ under the ticker symbol “NOVT.”

More information about Novanta is available on the Company’s website at www.novanta.com.  For additional information, please contact Novanta Inc. Investor Relations at (781) 266-5137 or InvestorRelations@novanta.com.

Novanta Inc.

Investor Relations Contact:

Robert J. Buckley

(781) 266-5137

NOVANTA INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands of U.S. dollars or shares, except per share amounts)

(Unaudited)

	Three Months Ended
	September 29,	September 30,
	2017	2016
Revenue	$146,296	$97,829
Cost of revenue	87,589	56,617
Gross profit	58,707	41,212
Operating expenses:
Research and development and engineering	11,659	7,961
Selling, general and administrative	27,724	20,972
Amortization of purchased intangible assets	3,217	2,066
Restructuring, acquisition and divestiture related costs (gain)	3,834	(835)
Total operating expenses	46,434	30,164
Operating income from continuing operations	12,273	11,048
Interest income (expense), net	(2,111)	(1,081)
Foreign exchange transaction gains (losses), net	(661)	188
Other income (expense), net	(4)	686
Income from continuing operations before income taxes	9,497	10,841
Income tax provision	1,131	3,371
Income from continuing operations	8,366	7,470
Loss from discontinued operations, net of tax	—	—
Consolidated net income	8,366	7,470
Less: Net income attributable to noncontrolling interest	(834)	—
Net income attributable to Novanta Inc.	$7,532	$7,470

Earnings (loss) per common share from continuing operations:
Basic	$(0.00)	$0.22
Diluted	$(0.00)	$0.21
Loss per common share from discontinued operations:
Basic	$—	$—
Diluted	$—	$—
Earnings (loss) per common share attributable to Novanta Inc.:
Basic	$(0.00)	$0.22
Diluted	$(0.00)	$0.21

Weighted average common shares outstanding—basic	34,833	34,677
Weighted average common shares outstanding—diluted	34,833	34,928

NOVANTA INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands of U.S. dollars)

(Unaudited)

	September 29,	December 31,
	2017	2016
ASSETS
Current Assets
Cash and cash equivalents	$92,149	$68,108
Accounts receivable, net	83,008	63,769
Inventories	88,861	59,745
Prepaid expenses and other current assets	16,360	7,628
Total current assets	280,378	199,250
Property, plant and equipment, net	60,244	35,421
Intangible assets, net	157,938	61,743
Goodwill	207,720	108,128
Other assets	16,028	21,095
Total assets	$722,308	$425,637
LIABILITIES, NONCONTROLLING INTEREST AND STOCKHOLDERS’ EQUITY
Current Liabilities
Current portion of long-term debt	$9,115	$7,366
Accounts payable	39,666	32,213
Accrued expenses and other current liabilities	47,026	30,917
Total current liabilities	95,807	70,496
Long-term debt	234,188	70,554
Other long-term liabilities	46,328	25,717
Total liabilities	376,323	166,767
Redeemable noncontrolling interest	36,838	—
Stockholders’ Equity:
Total stockholders’ equity	309,147	258,870
Total liabilities, noncontrolling interest and stockholders’ equity	$722,308	$425,637

NOVANTA INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands of U.S. dollars)

(Unaudited)

	Three Months Ended
	September 29,	September 30,
	2017	2016
Cash flows from operating activities:
Consolidated net income	$8,366	$7,470
Less: Loss from discontinued operations, net of tax	—	—
Income from continuing operations	8,366	7,470
Adjustments to reconcile income from continuing operations to net cash provided by operating activities of continuing operations:
Depreciation and amortization	8,864	5,164
Share-based compensation	1,436	988
Deferred income taxes	(418)	590
Earnings from equity investment	—	(690)
Loss (gain) on sale of fixed assets	7	(1,638)
Inventory acquisition fair value adjustment	3,719	130
Other	560	574
Changes in assets and liabilities which (used)/provided cash, excluding effects from businesses purchased or classified as discontinued operations:
Accounts receivable	(1,499)	(4,270)
Inventories	(897)	137
Other operating assets and liabilities	(8,373)	2,461
Net cash provided by operating activities of continuing operations	11,765	10,916
Net cash provided by operating activities of discontinued operations	—	—
Net cash provided by operating activities	11,765	10,916
Cash flows from investing activities:
Purchases of property, plant and equipment	(3,385)	(1,718)
Acquisition of businesses, net of cash acquired and working capital adjustments	(133,534)	—
Proceeds from the sale of property, plant and equipment	34	3,406
Net cash provided by (used in) investing activities of continuing operations	(136,885)	1,688
Net cash provided by (used in) investing activities of discontinued operations	—	—
Net cash provided by (used in) investing activities	(136,885)	1,688
Cash flows from financing activities:
Borrowings under revolving credit facility	134,769	—
Repayments of long-term debt and revolving credit facility	(6,875)	(6,875)
Payments of debt issuance costs	(638)	(509)
Repurchase of common stock	—	(285)
Other financing activities	(446)	(524)
Net cash provided by (used in) financing activities of continuing operations	126,810	(8,193)
Net cash provided by (used in) financing activities of discontinued operations	—	—
Net cash provided by (used in) financing activities	126,810	(8,193)
Effect of exchange rates on cash and cash equivalents	1,333	(169)
Increase in cash and cash equivalents	3,023	4,242
Cash and cash equivalents, beginning of period	89,126	60,497
Cash and cash equivalents, end of period	$92,149	$64,739

NOVANTA INC.

Revenue by Reportable Segment

(In thousands of U.S. dollars)

(Unaudited)

	Three Months Ended
	September 29,	September 30,
	2017	2016
Revenue
Photonics	$61,882	$43,425
Vision	58,150	31,601
Precision Motion	26,264	22,803
Total	$146,296	$97,829

NOVANTA INC.

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands of U.S. dollars)

(Unaudited)

Adjusted Gross Profit and Adjusted Gross Profit Margin by Segment (Non-GAAP):

	Three Months Ended
	September 29,	September 30,
	2017	2016
Photonics
Gross Profit (GAAP)	$28,966	$18,603
Gross Profit Margin (GAAP)	46.8%	42.8%
Amortization of intangible assets	1,012	384
Acquisition fair value adjustments	—	—
Adjusted Gross Profit (Non-GAAP)	$29,978	$18,987
Adjusted Gross Profit Margin (Non-GAAP)	48.4%	43.7%

Vision
Gross Profit (GAAP)	$19,792	$12,343
Gross Profit Margin (GAAP)	34.0%	39.1%
Amortization of intangible assets	1,640	509
Acquisition fair value adjustments	3,719	130
Adjusted Gross Profit (Non-GAAP)	$25,151	$12,982
Adjusted Gross Profit Margin (Non-GAAP)	43.3%	41.1%

Precision Motion
Gross Profit (GAAP)	$10,291	$10,592
Gross Profit Margin (GAAP)	39.2%	46.5%
Amortization of intangible assets	89	101
Acquisition fair value adjustments	—	—
Adjusted Gross Profit (Non-GAAP)	$10,380	$10,693
Adjusted Gross Profit Margin (Non-GAAP)	39.5%	46.9%

Unallocated Corporate and Shared Services
Gross Profit (GAAP)	$(342)	$(326)
Amortization of intangible assets	—	—
Acquisition fair value adjustments	—	—
Adjusted Gross Profit (Non-GAAP)	$(342)	$(326)

Novanta Inc.
Gross Profit (GAAP)	$58,707	$41,212
Gross Profit Margin (GAAP)	40.1%	42.1%
Amortization of intangible assets	2,741	994
Acquisition fair value adjustments	3,719	130
Adjusted Gross Profit (Non-GAAP)	$65,167	$42,336
Adjusted Gross Profit Margin (Non-GAAP)	44.5%	43.3%

NOVANTA INC.

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands of U.S. dollars except per share amounts)

(Unaudited)

Adjusted Operating Income from Continuing Operations and Adjusted EPS (Non-GAAP):

	Three Months Ended September 29, 2017
	Operating Income from Continuing Operations	Operating Margin	Income from Continuing Operations before Income Taxes	Income Tax Provision (Benefit)	Effective Tax Rate	Net Income Attributable to Novanta Inc., Net of Tax	Diluted EPS
GAAP results	$12,273	8.4%	$9,497	$1,131	11.9%	$7,532
Less: Adjustment of redeemable noncontrolling interest to estimated redemption value						(7,585)
Net income (loss) attributable to Novanta Inc. after adjustment of redeemable noncontrolling interest to estimated redemption value						$(53)	$(0.00)
Adjustment of redeemable noncontrolling interest to estimated redemption value (Non-GAAP)						7,585	0.22
Net income attributable to Novanta Inc. (Non-GAAP)						$7,532	$0.22
Other non-GAAP Adjustments:
Amortization of intangible assets	5,958	4.1%	5,958
Acquisition related costs	3,834	2.6%	3,834
Acquisition fair value adjustment	3,719	2.5%	3,719
Tax effect on non-GAAP adjustments				3,374
Non-GAAP tax adjustments				1,923
Total other non-GAAP adjustments	13,511	9.2%	13,511	5,297		8,214	0.23

Adjusted results (Non-GAAP)	$25,784	17.6%	$23,008	$6,428	27.9%	$15,746	$0.45

Weighted average shares outstanding - Diluted							34,833

NOVANTA INC.

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands of U.S. dollars except per share amounts)

(Unaudited)

Adjusted Operating Income from Continuing Operations and Adjusted EPS (Non-GAAP):

	Three Months Ended September 30, 2016
	Operating Income from Continuing Operations	Operating Margin	Income from Continuing Operations before Income Taxes	Income Tax Provision (Benefit)	Effective Tax Rate	Net Income Attributable to Novanta Inc., Net of Tax	Diluted EPS
GAAP results	$11,048	11.3%	$10,841	$3,371	31.1%	$7,470	$0.21
Non-GAAP Adjustments:
Amortization of intangible assets	3,060	3.1%	3,060
Restructuring, divestiture and other costs (gain)	(1,621)	(1.6)%	(1,621)
Acquisition related costs	786	0.8%	786
CEO transition costs	1,281	1.3%	1,281
Acquisition fair value adjustments	130	0.1%	130
Tax effect on non-GAAP adjustments				986
Non-GAAP tax adjustments				29
Total non-GAAP adjustments	3,636	3.7%	3,636	1,015		2,621	0.08

Adjusted results (Non-GAAP)	$14,684	15.0%	$14,477	$4,386	30.3%	$10,091	$0.29

Weighted average shares outstanding - Diluted							34,928

NOVANTA INC.

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands of U.S. dollars)

(Unaudited)

Adjusted EBITDA (Non-GAAP):

	Three Months Ended
	September 29,	September 30,
	2017	2016
Consolidated net income (GAAP)	$8,366	$7,470
Net income margin	5.7%	7.6%
Interest (income) expense, net	2,111	1,081
Income tax provision	1,131	3,371
Depreciation and amortization	8,864	5,164
Share-based compensation	1,436	988
Restructuring, acquisition and divestiture related costs	3,834	(835)
CEO transition costs	—	1,281
Acquisition fair value adjustments	3,719	130
Other, net	665	(874)
Adjusted EBITDA (Non-GAAP)	$30,126	$17,776
Adjusted EBITDA margin (Non-GAAP)	20.6%	18.2%

Net Debt (Non-GAAP):

	September 29, 2017	December 31, 2016
Total Debt (GAAP)	$243,303	$77,920
Plus: Deferred financing costs	3,391	3,330
Gross Debt	246,694	81,250
Less: Cash and cash equivalents	(92,149)	(68,108)
Net Debt (Non-GAAP)	$154,545	$13,142

Organic Revenue Growth (Non-GAAP):

Three Months Ended
September 29, 2017
Reported growth (GAAP)	49.5%
Less: Change attributable to acquisitions	41.7%
Plus: Change due to foreign currency	0.3%
Organic growth (Non-GAAP)	8.1%

Non-GAAP Measures

Organic Revenue Growth/(Decline)

We define the term “organic revenue” as revenue excluding the impact from business acquisitions, divestitures, product line discontinuation, and the effect of foreign currency translation. We use the related term “organic revenue growth/(decline)” to refer to the financial performance metric of comparing current period organic revenue with the reported revenue of the corresponding period in the prior year. We believe that this non-GAAP measure, when taken together with our GAAP financial measures, allows us and our investors to better measure our performance and evaluate long-term performance trends. Organic revenue growth/(decline) also facilitates easier comparisons of our performance with prior and future periods and relative comparisons to our peers. We exclude the effect of foreign currency translation from these measures because foreign currency translation is subject to volatility and can obscure underlying trends. We exclude the effect of acquisitions and divestitures because these activities can vary dramatically between reporting periods and between us and our peers, which we believe makes comparisons of long-term performance trends difficult for management and investors. Beginning in 2017, Organic Revenue Growth is also used as a performance metric to determine bonus payments for senior management and employees.

Adjusted Gross Profit and Adjusted Gross Profit Margin

The calculation of Adjusted Gross Profit and Adjusted Gross Profit Margin is displayed in the tables above. Adjusted Gross Profit and Adjusted Gross Profit Margin excludes amortization of acquired intangible assets, inventory and deferred revenue fair value adjustments from business acquisitions because: (1) the amounts are non-cash; (2) the Company cannot influence the timing and amount of future expense recognition; and (3) excluding such expenses provides investors and management better visibility into the components of operating costs.

Adjusted Operating Income from Continuing Operations and Adjusted Operating Margin

The calculation of Adjusted Operating Income from Continuing Operations and Adjusted Operating Margin is displayed in the tables above. Adjusted Operating Income from Continuing Operations and Adjusted Operating Margin exclude amortization of acquired intangible assets, inventory and deferred revenue fair value adjustments related to business acquisitions because: (1) the amounts are non-cash; (2) the Company cannot influence the timing and amount of future expense recognition; and (3) excluding such expenses provides investors and management better visibility into the components of operating costs.  The Company also excluded prior year CEO transition costs related to CEO succession and restructuring, acquisition and divestiture related costs due to the significant changes that have occurred outside of the Company’s day-to-day business for the reasons described above in the introductory paragraphs of the “Use of Non-GAAP Financial Measures.”

Adjusted Income from Continuing Operations before Income Taxes

The calculation of Adjusted Income from Continuing Operations before Income Taxes is displayed in the tables above.  The calculation of Adjusted Income from Continuing Operations before Income Taxes excludes amortization of acquired intangible assets, inventory and deferred revenue fair value adjustments related to business acquisitions, prior year CEO transition costs related to CEO succession, and restructuring, acquisition and divestiture related costs for the reasons described for Adjusted Operating Income from Continuing Operations and Adjusted Operating Margin above.

Non-GAAP Income Tax Provision (Benefit) and Effective Tax Rate

The Non-GAAP Income Tax Provision (Benefit) and Effective Tax Rate are calculated based on the Adjusted Income from Continuing Operations before Income Taxes by jurisdiction and the applicable tax rates currently in effect for the respective jurisdictions. In addition, the Company excluded significant discrete income tax expenses (benefits) related to releases of valuation allowances, benefits or expenses associated with the completion of tax audits, effects of changes in tax laws, effects of acquisition related tax planning actions on our effective tax rate, and the income tax effect of non-GAAP adjustments discussed above.

Adjusted Net Income Attributable to Novanta Inc., Net of Tax

The calculation of Adjusted Net Income Attributable to Novanta Inc., net of tax, is displayed in the tables above.  Because pre-tax income is included in determining net income attributable to Novanta Inc., net of tax, the calculation of Adjusted Net Income Attributable to Novanta Inc., net of tax, also excludes amortization of acquired intangible assets, inventory and deferred revenue fair value adjustments related to business acquisitions, prior year CEO transition costs related to CEO succession, and restructuring, acquisition and divestiture related costs for the reasons described for Adjusted Income from Continuing Operations before Income Taxes. In addition, the Company excluded significant discrete income tax expenses (benefits) related to releases of valuation allowances, benefits or expenses associated with the completion of tax audits, effects of changes in tax laws, effects of acquisition related tax planning actions on our effective tax rate, and the income tax effect of non-GAAP adjustments discussed above.

Adjusted Diluted EPS

The calculation of Adjusted Diluted EPS is displayed in the tables above.  Because Net Income Attributable to Novanta Inc., net of tax, is used in the diluted EPS calculation, the calculation of Adjusted Diluted EPS excludes amortization of acquired intangible assets, inventory and deferred revenue fair value adjustments related to business acquisitions, prior year CEO transition costs related to CEO succession, restructuring, acquisition and divestiture related costs, significant discrete income tax expenses (benefits) related to releases of valuation allowances, benefits or expenses associated with the completion of tax audits, effects of changes in tax laws, effects of acquisition related tax planning actions on our effective tax rate, and the income tax effect of non-GAAP adjustments for the reasons described above for Adjusted Net Income Attributable to Novanta Inc., net of tax.  In addition, the Company excluded the adjustment of redeemable noncontrolling interest to estimated redemption value as (1) the adjustment is unusual; (2) the amount is noncash; (3) the amount does not represent a measure of earnings and is excluded from the determination of net income attributable to Novanta Inc.; and (4) the Company believes it may not be indicative of future adjustments and that investors may benefit from an understanding of the Company's operating results without giving effect to this adjustment.

Adjusted EBITDA and Adjusted EBITDA Margin

The Company defines Adjusted EBITDA as the consolidated net income before deducting interest (income) expense, income taxes, depreciation, amortization, non-cash share-based compensation, restructuring, acquisition and divestiture related costs, acquisition fair value adjustments, prior year CEO transition costs, and other non-operating income (expense) items, including foreign exchange gains (losses) and earnings from an equity-method investment for the reasons described above in the introductory paragraphs of the “Use of Non-GAAP Financial Measures.”

Adjusted EBITDA includes 100% of the results of our consolidated subsidiaries and therefore does not exclude the Adjusted EBITDA attributable to noncontrolling interests.

Adjusted EBITDA Margin is defined as Adjusted EBITDA as a percentage of Revenue.

In evaluating Adjusted EBITDA and Adjusted EBITDA Margin, you should be aware that in the future the Company may incur expenses that are the same as, or similar to, some of the adjustments in this presentation.

Net Debt

The Company defines Net Debt as its total debt as reported on the consolidated balance sheet as of the end of the period plus unamortized deferred financing costs and less its cash and cash equivalents. Management uses Net Debt to monitor the Company’s outstanding debt obligations that could not be satisfied by its cash and cash equivalents on hand.

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